Exhibit 1.2 - TERMS AGREEMENT

                        TYLER INTERNATIONAL FUNDING, INC.

                      CIRCUIT CITY CREDIT CARD MASTER TRUST
                    ASSET BACKED CERTIFICATES, SERIES 2000-2

                                 TERMS AGREEMENT

                              Dated: April 24, 2002

To:    Tyler International Funding, Inc., as Transferor under the Amended and
--
       Restated Master Pooling and Servicing Agreement, dated as of December 31, 2001, as amended.

Re:    Underwriting Agreement dated April 23, 2002 (the "Agreement").
--                                                       ---------

Title: Class A Floating Rate Asset Backed Certificates, Series 2002-1 (the
------
       "Class A Certificates") and Class B Floating Rate Asset Backed
        --------------------
       Certificates, Series 2002-1 (the "Class B Certificates" and, together
                                         --------------------
       with the Class A Certificates, the "Certificates").
                                           ------------

Registration No.: 333-81936
----------------

Initial Principal Amount, Series and Class Designation Schedule: $217,500,000
---------------------------------------------------------------
principal amount of Class A Floating Rate Asset Backed Certificates, Series 2002-1 and $34,500,000 principal amount of Class B Floating Rate Asset Backed Certificates, Series 2002-1.

Certificate Rating:
------------------

Class A Certificates            Aaa by Moody's Investors Service, Inc. ("Moody's").
                                                                         -------
                                AAA by Fitch, Inc. ("Fitch").
                                                     -----
                                AAA by Standard & Poor's Ratings Services ("Standard & Poor's").

Class B Certificates            A1 by Moody's.
                                A by Fitch.
                                A by Standard & Poor's.

Certificate Rate:
----------------

Class A Certificates            One-month LIBOR plus 0.19% per annum.

Class B Certificates            One-month LIBOR plus 0.90% per annum.

The Trustee will determine LIBOR for each Interest Period on the LIBOR Determination Date related to such Interest Period; provided, however, that the
                                                    --------  -------
LIBOR Determination Date will be May 3, 2002 for the period from and including the Delivery Date to and including May 14, 2002, and May 13, 2002 for the period from and including May 15, 2002 to but excluding June 17, 2002.

Terms of Sale:
-------------
                          Price to               Underwriting            Selling
                          Public (1)             Discount                Concession             Reallowance
                          ----------             -------------------     ----------             -----------
Per Class A Certificate   100.000%               0.275%                  0.165%                 0.100%
Per Class B Certificate   100.000%               0.375%                  0.225%                 0.135%

Purchase price payable by the Underwriters for the Class A Certificates:  $216,901,875.

Purchase price payable by the Underwriter for the Class B Certificates:   $ 34,370,625.

(1)  Plus accrued interest, if any, from May 7, 2002.


Distribution Dates:   The 15th day of each calendar month (or if such day is not
------------------
 a business day, the next succeeding business day), commencing June 17, 2002.

Enhancement: Collateralized Trust Obligations, Series 2002-1, Class D Floating
-----------
Rate Asset Backed Certificates, Series 2002-1 and Class E Floating Rate Asset Backed Certificates, Series 2002-1, each issued as part of Series 2002-1.

Delivery Date and Location: 9:30 a.m., New York City time, on May 7, 2002, or at
--------------------------
such other time not later than seven full business days thereafter as may be agreed upon, at the offices of McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219.

Expenses:  The Transferor shall reimburse the Underwriters for all out-of-pocket
--------
expenses and reasonable legal fees and expenses of the Underwriters.

Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding between the parties hereto with respect to the purchase and sale of the above-referenced Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.

     The Underwriters named in Schedule 1 hereto agree, severally and not
                               ----------
jointly, subject to the terms and provisions of the Agreement, which is incorporated by reference herein and made a part hereof, to purchase the initial principal amount of Certificates set forth opposite their names in Schedule 1.
                                                                   ----------

                                Very truly yours,

                                BANC OF AMERICA SECURITIES LLC,
                                   as Representative of the several Underwriters and as an Underwriter



                                          By:  /s/ Luis O. Araneda
                                               Name:  Luis O. Araneda
                                               Title: Managing Director


Accepted:

TYLER INTERNATIONAL FUNDING, INC.,
     as Transferor


By:   /s/ Philip J. Dunn
      Name:    Philip J. Dunn
      Title:   Vice President

                                   SCHEDULE 1

$217,500,000 Principal Amount of Class A Floating Rate Asset Backed Certificates, Series 2002-1

Underwriter                                                 Principal Amount of
-----------                                                 Class B Certificates
                                                            --------------------

Banc of America Securities LLC                              $         72,500,000
First Union Securities, Inc.                                          72,500,000
Morgan Stanley & Co. Incorporated                                     72,500,000
                                                            --------------------
                                                            $        217,500,000
                                                            ====================




$34,500,000 Principal Amount of Class B Floating Rate Asset Backed Certificates, Series 2002-1

Underwriter                                                 Principal Amount of
-----------                                                 Class B Certificates
                                                            --------------------

Banc of America Securities LLC                              $         34,500,000
                                                            ====================

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